Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST		Universal Corporate Center 367 S. Gulph Road P.O. Box 61558 King of Prussia, PA 19406 (610) 265-0688

FOR IMMEDIATE RELEASE
CONTACT:	Charles Boyle	February 27, 2008
Chief Financial Officer (610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 2007 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

KING OF PRUSSIA, PA- Universal Health Realty Income Trust (NYSE:UHT) announced today that for the quarter ended December 31, 2007, net income was $4.0 million, or $.33 per diluted share, as compared to $7.1 million, or $.60 per diluted share, during the same quarter in the prior year. Favorably impacting net income during the quarter ended December 31, 2006 was a gain of $2.7 million, or $.23 per diluted share, related to the recovery of replacement real estate assets in connection with the July, 2006, Chalmette Medical Center (“Chalmette”) asset exchange and substitution agreement.

Funds from operations (“FFO”) were $7.0 million, or $.59 per diluted share, during the three months ended December 31, 2007 as compared to $7.1 million, or $.60 per diluted share, during the comparable quarter of the prior year. The fourth quarter dividend of $.58 per share was paid on December 31, 2007.

For the year ended December 31, 2007, net income was $22.2 million, or $1.87 per diluted share, as compared to $34.7 million, or $2.92 per diluted share, during the prior year. Income from continuing operations was $19.7 million, or $1.66 per diluted share, during the year ended December 31, 2007 as compared to $34.4 million, or $2.90 per diluted share, during the prior year. Included in net income during the year ended December 31, 2007 was a combined gain of $4.3 million, or $.36 per diluted share, consisting of: (i) a gain of $1.7 million, or $.15 per diluted share, related to the recovery of replacement real estate assets in connection with the Chalmette asset exchange and substitution agreement; (ii) a gain of $2.3 million, or $.19 per diluted share, realized on the sale of a medical office building (included in income from discontinued operations), and; (iii) a gain of $264,000, or $.02 per diluted share, resulting from the sale of real property by an unconsolidated limited liability company (“LLC”). Included in net income during the year ended December 31, 2006 was a combined gain of $15.9 million, or $1.34 per diluted share, consisting of: (i) a gain of $14.0 million, or $1.18 per diluted share, related to the recovery of replacement real estate assets in connection with the Chalmette asset exchange and substitution agreement, and; (ii) the recognition of a previously deferred gain of $1.9 million, or $.16 per diluted share, resulting from the sale our interest in an unconsolidated LLC.

FFO were $29.1 million, or $2.45 per diluted share, during the year ended December 31, 2007 as compared to $28.9 million, or $2.44 per diluted share, during the prior year.

During the fourth quarter of 2007, three newly constructed medical office buildings, which are owned by LLCs in which we hold 95%, non-controlling ownership interests, were completed and opened as follows: (i) Canyon Springs Medical Plaza located in Gilbert, Arizona; (ii) Phoenix Children’s East Valley Care Center located in Gilbert, Arizona, and; (iii) Centennial Hills Medical Office Building I located in Las Vegas, Nevada. On a combined basis, the financial results of these properties, including interest expense on third-party debt that is non-recourse to us, unfavorably impacted our net income by $231,000, or $.02 per diluted share, during the three and twelve month periods ended December 31, 2007. On a combined basis, the financial results of these properties unfavorably impacted our FFO by $102,000, or $.01 per diluted share, during the three and twelve month periods ended December 31, 2007. Also, during the fourth quarter of 2007, we purchased a 95% non-controlling ownership interest in a LLC that owns the Cobre Valley Medical Plaza located in Globe, Arizona.

In addition, we hold 95%, non-controlling ownership interests in LLCs that own the following medical office buildings that are currently under construction and scheduled to be completed and opened at various times during 2008: (i) Palmdale Medical Plaza located in Palmdale, California; (ii) Deer Valley Medical Office Building III located in Phoenix, Arizona, and; (iii) Summerlin Medical Office Building III located in Las Vegas, Nevada.

At December 31, 2007, our shareholders’ equity was $160.3 million and our liabilities for borrowed funds were $36.6 million, including mortgage debt of consolidated entities, which is non-recourse to us, totaling $19.8 million.

During the fourth quarter of 2006, as a result of the expiration of the master lease arrangements between subsidiaries of Universal Health Services, Inc., and two LLCs in which we own non-controlling ownership interests of 95% and 99%, we began recording the financial results of these LLCs on an unconsolidated basis. Prior to the fourth quarter of 2006, these LLCs were included in our financial results on a consolidated basis in accordance with Financial Interpretation No. 46R – Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51, (“FIN 46R”). Accordingly, commencing in the fourth quarter of 2006, the revenues and expenses of these LLCs were no longer included in our consolidated revenues and expenses, but instead, the net income generated from each of these LLCs is included in our consolidated statements of income as “Equity in income of unconsolidated LLCs”. For comparative purposes, during the period that these LLCs were recorded on a consolidated basis during 2006, these entities generated, on a combined basis, approximately $3.8 million of revenue, $736,000 of depreciation and amortization expense, $1.6 million of other operating expenses and $715,000 of interest expense. There was no impact on our net income or income from continuing operations as a result of recording these LLCs on an unconsolidated basis.

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, behavioral healthcare facilities, rehabilitation hospitals, sub-acute care facilities, surgery centers, childcare centers and medical office buildings. We have forty-six real estate investments in fourteen states.

Funds from operations, is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, we believe that information regarding FFO is helpful to shareholders and potential investors. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income determined in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) as an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) as a measure of our liquidity; (iv) nor is FFO an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is shown below.

The matters discussed in this report, as well as the news releases issued from time to time by us, include certain statements containing the words “believes”, “anticipates”, “intends”, “expects” and words of similar import, which constitute “forward-looking statements” within the meaning of Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

(more)

Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Twelve Months Ended December 31, 2007 and 2006

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Revenues:
Base rental - UHS facilities	$3,062	$3,109	$12,244	$12,448
Base rental - Non-related parties	2,319	2,425	9,352	11,313
Bonus rental - UHS facilities	960	1,025	3,958	4,317
Tenant reimbursements and other - Non-related parties	579	611	2,293	3,336
Tenant reimbursements and other - UHS facilities	13	42	113	300

	6,933	7,212	27,960	31,714

Expenses:
Depreciation and amortization	1,373	1,283	5,209	5,436
Advisory fees to UHS	363	358	1,425	1,424
Other operating expenses	1,183	1,218	4,482	6,149

	2,919	2,859	11,116	13,009

Income before equity in income of unconsolidated limited liability companies (“LLCs”), replacement property recovered from UHS (Chalmette) and interest expense	4,014	4,353	16,844	18,705
Equity in income of unconsolidated LLCs (including recognition of gain on sale of real property of $264 during the twelve months ended December 31, 2007 and a previously deferred gain of $1,860 on sale of our interest in an unconsolidated LLC for the twelve months ended December 31, 2006)	481	453	2,821	4,241
Replacement property recovered from UHS - Chalmette	—	2,693	1,748	13,958
Interest expense	(516)	(424)	(1,749)	(2,476)

Income from continuing operations	3,979	7,075	19,664	34,428
Income from discontinued operations, net (including gain on sale of real property of $2,270 during the twelve months ending December 31, 2007)	—	57	2,527	269

Net income	$3,979	$7,132	$22,191	$34,697

Basic earnings per share:
From continuing operations	$0.34	$0.60	$1.66	$2.92
From discontinued operations	$0.00	$0.00	$0.21	$0.02

Total basic earnings per share	$0.34	$0.60	$1.87	$2.94

Diluted earnings per share:
From continuing operations	$0.33	$0.60	$1.66	$2.90
From discontinued operations	$0.00	$0.00	$0.21	$0.02

Total diluted earnings per share	$0.33	$0.60	$1.87	$2.92

Weighted average number of shares outstanding - Basic	11,839	11,789	11,818	11,784
Weighted average number of share equivalents	40	88	57	82

Weighted average number of shares and equivalents outstanding - Diluted	11,879	11,877	11,875	11,866

Calculation of Funds From Operations (“FFO”):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Net income	$3,979	$7,132	$22,191	$34,697
Plus: Depreciation and amortization expense:
Consolidated investments	1,361	1,269	5,167	5,314
Unconsolidated affiliates	1,716	1,401	5,990	4,613
Discontinued operations	—	31	—	124
Less: Gain on sale of real property - discontinued operations	—	—	(2,270)	—
Gain on LLC’s sale of real property	(12)	—	(264)	—
Gain on asset exchange and substitution agreement with UHS - Chalmette	—	(2,693)	(1,748)	(13,958)
Previously deferred gain on sale of our interest in an unconsolidated LLC	—	—	—	(1,860)

Funds from operations (FFO)	$7,044	$7,140	$29,066	$28,930

Funds from operations (FFO) per share - Basic	$0.59	$0.61	$2.46	$2.46

Funds from operations (FFO) per share - Diluted	$0.59	$0.60	$2.45	$2.44

Dividend paid per share	$0.580	$0.570	$2.300	$2.260

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	December 31, 2007	December 31, 2006
Assets:

Real Estate Investments:
Buildings and improvements	$178,655	$171,761
Accumulated depreciation	(60,627)	(56,935)

	118,028	114,826
Land	18,258	19,317
Construction in progress	7,511	9,220

Net Real Estate Investments	143,797	143,363

Investments in and advances to limited liability companies (“LLCs”)	52,030	47,223

Other Assets:
Cash and cash equivalents	1,131	798
Bonus rent receivable from UHS	960	1,025
Rent receivable - other	746	814
Deferred charges and other assets, net	1,085	916

Total Assets	$199,749	$194,139

Liabilities and Shareholders’ Equity:

Liabilities:
Line of credit borrowings	$16,800	$13,600
Mortgage note payable, non-recourse to us	3,717	3,849
Mortgage note payable of consolidated LLCs, non-recourse to us	16,100	8,888
Accrued interest	125	84
Accrued expenses and other liabilities	1,874	2,857
Tenant reserves, escrows, deposits and prepaid rents	741	595

Total Liabilities	39,357	29,873

Minority interest	87	69

Shareholders’ Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2007 - 11,841,938; 2006 -11,791,950	118	118
Capital in excess of par value	188,638	187,524
Cumulative net income	327,065	304,874
Cumulative dividends	(355,516)	(328,319)

Total Shareholders’ Equity	160,305	164,197

Total Liabilities and Shareholders’ Equity	$199,749	$194,139